                                                                  Exhibit 25.1

                     SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549
                         ___________________________

                                  FORM T-1

                          STATEMENT OF ELIGIBILITY
                 UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                  CORPORATION DESIGNATED TO ACT AS TRUSTEE

        Check if an application to determine eligibility of a Trustee pursuant to Section 305(b)(2) ____

                          ________________________

                               CITIBANK, N.A.
             (Exact name of trustee as specified in its charter)

                                             13-5266470
                                             (I.R.S. Employer
                                             Identification No.)

399 Park Avenue, New York, New York          10043
(Address of principal executive offices)     (Zip Code)

                          ________________________

                              Sun Company, Inc.
             (Exact name of obligor as specified in its charter)

      Pennsylvania                           23-1743282
(State or  other jurisdiction of             (I.R.S. Employer
incorporation or organization)               Identification No.)

Ten Penn Center
1801 Market Street                           19103-1699
Philadelphia, Pennsylvania                   (Zip Code)
(Address of principal executive
 offices)

                          ________________________

                               Debt Securities
                     (Title of the indenture securities)

Item 1.     General Information.
            Furnish the following information as to the trustee:

       (a) Name and address of each examining or supervising authority to which it is subject.

            Name                                     Address
            ----                                     -------
            Comptroller of the Currency              Washington, D.C.
            Federal Reserve Bank of New York         New York, NY
            Federal Deposit Insurance Corporation    Washington, D.C.

       (b)  Whether it is authorized to exercise corporate trust powers.

            Yes.

Item 2.     Affiliations with Obligor.
            If the obligor is an affiliate of the trustee, describe each such affiliation.

                   None.

Item 16.    List of exhibits.

            Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

            Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

            Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

            Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

            Exhibit 5 - Not applicable.

            Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

            Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of December 31, 1993 - attached)

            Exhibit 8 - Not applicable.

            Exhibit 9 -  Not applicable.

                               ---------------

                                  SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 9th day of May, 1994.



                                  CITIBANK, N.A.

                                  By  /s/ Carol Ng
                                    ------------------------------
                                          Carol Ng
                                          Assistant Vice President

                              Charter No. 1461
                         Comptroller of the Currency
                            Northeastern District
                             REPORT OF CONDITION
                                CONSOLIDATING
                            DOMESTIC AND FOREIGN
                               SUBSIDIARIES OF

                               CITIBANK, N.A.

of New York in the State of New York, at the close of business on December 31, 1993, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161, Charter Number 1461 Comptroller of the Currency Northeastern District.

                                   ASSETS
                                                                     Thousands
                                                                    of dollars
Cash and balances due from depository institutions:
  Noninterest-bearing balances and currency and coin..............$  5,863,000
  Interest-bearing balances.......................................   7,137,000
Securities........................................................  11,442,000
Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and
 Agreement subsidiaries, and in IBFs:
  Federal funds sold..............................................   1,467,000
  Securities purchased under agreements to resell.................   1,261,000
Loans and lease financing receivables:
  Loans and leases, net of unearned income........$115,952,000
  LESS:  Allowance for loan and lease losses......   3,471,000
                                                   -----------
  Loans and leases, net of unearned income and allowance.......... 112,481,000
Assets held in trading accounts...................................  15,259,000
Premises and fixed assets (including capitalized leases)..........   3,041,000
Other real estate owned...........................................   3,371,000
Investments in unconsolidated subsidiaries and associated
 companies........................................................     983,000
Customers' liability to this bank on acceptances outstanding......   1,512,000
Intangible assets.................................................      29,000
Other assets......................................................  11,866,000
                                                                  ------------
TOTAL ASSETS......................................................$175,712,000
                                                                  ============
                                 LIABILITIES
Deposits:
  In domestic offices.............................................$ 34,236,000
    Noninterest-bearing...........................$ 11,921,000
    Interest-bearing..............................  22,315,000
                                                  ------------
  In foreign offices, Edge and Agreement subsidiaries and IBFs....  94,076,000
    Noninterest-bearing...........................   6,515,000
    Interest-bearing..............................  87,561,000
                                                  ------------
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and
 Agreement subsidiaries, and in IBFs:
  Federal funds purchased.........................................   4,113,000
  Securities sold under agreements to repurchase..................   1,190,000
Other borrowed money..............................................  12,053,000
Mortgage indebtedness and obligations under capitalized leases....     285,000
Bank's liability on acceptances executed and outstanding..........   1,530,000
Notes and debentures subordinated to deposits.....................   4,700,000
Other liabilities.................................................  12,462,000
                                                                  ------------
TOTAL LIABILITIES.................................................$164,645,000
                                                                  ------------
                               EQUITY CAPITAL
Common stock......................................................$    751,000
Surplus...........................................................   5,912,000
Undivided profits and capital reserves............................   5,066,000
Cumulative foreign currency translation adjustments...............    (662,000)
                                                                  ------------
TOTAL EQUITY CAPITAL..............................................$ 11,067,000
                                                                  ------------
TOTAL LIABILITIES AND EQUITY CAPITAL..............................$175,712,000
                                                                  ============

  I, Roger W. Trupin, Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                                               ROGER W. TRUPIN

  We, the undersigned directors, attest, to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

CHRISTOPHER J. STEFFEN )
PEI-YUAN CHIA          )  Directors
PAUL J. COLLINS        )